Curaleaf Reports Third Quarter 2026 Results: Record Revenue and Robust Profitability
Third quarter 2026 net revenue of $353 million
Third quarter 2026 International revenue of $59 million
Third quarter 2026 adjusted gross profit margin of 49%
Third quarter adjusted EBITDA of $78 million

Stamford, Conn., November 03, 2026 – Curaleaf Holdings, Inc. (TSX: CURA) (OTCQX: CURLF) (“Curaleaf” or the “Company”), a leading international provider of consumer and medical cannabis products, today reported its financial and operating results for the third quarter ended September 30, 2026. All financial information is reported in accordance with U.S. generally accepted accounting principles (“U.S. GAAP” or “GAAP”) and is provided in U.S. dollars unless otherwise indicated.
Chairman and CEO Boris Jordan said, “We are building the global leader in cannabis, and our third-quarter results provide further evidence that our strategy is delivering. Solid execution across the business is driving growth, strengthening our competitive position, and advancing our Built for Growth plan. Against a backdrop of increasing pressure on the consumer, cannabis demand remained resilient and our business delivered strong, broad-based growth.

Record third quarter revenue of $353 million grew 11% compared to last year, bolstered by both our domestic and international segments that grew 8% and 28%, respectively. Our U.S. business has sustained the momentum experienced in the first half of the year as this was our third consecutive quarter of domestic year-over-year growth. Adjusted gross margin was 49% and adjusted EBITDA was $78 million, representing a 22% margin. We ended the quarter with $105 million in cash on the balance sheet. Cash flow from continuing operations in the quarter was $22 million, due to timing differences that will reverse next quarter. We continue to target generating approximately $150 million in operating cash flow for the year.”

Mr. Jordan continued, “These results reflect the disciplined execution of our entire team and reinforce the strength of our global platform. We are translating operational improvements into stronger financial performance, building momentum across the business, and positioning Curaleaf for sustained growth and greater cash generation.”

Third Quarter 2026 Financial Highlights
•Net revenue of $352.7 million, a year-over-year increase of 10.9% compared to Q3 2025 net revenue of $317.9 million. Sequentially, net revenue increased 3.6% compared to Q2 2026 net revenue of $340.1 million
•Gross profit of $170.5 million and gross profit margin of 48.3%, a decrease of 220 basis points year-over-year
•Adjusted gross profit of $171.8 million and adjusted gross profit margin of 48.7%, a decrease of 186 basis points year-over-year
•Net loss attributable to Curaleaf Holdings, Inc. from continuing operations of $37.4 million  or net loss per share from continuing operations of $0.14

•Adjusted EBITDA(1) of 77.6 million and adjusted EBITDA margin(1) of 22.0%, a 56 basis point decrease year-over-year
•Total cash and cash equivalents at quarter end totaled $104.9 million
•Repurchased 105,440 shares for a total of $1 million
Nine Months Ended September 30, 2026 Financial Highlights
•Net revenue of $1,017.0 million, a year-over-year increase of 9% compared to Q3 2025 net revenue of $935.1 million.
•Gross profit of $497.7 million and gross margin of 49%, a decrease of 248 basis points year-over-year
•Net income attributable to Curaleaf Holdings, Inc. from continuing operations of $45.2 million or net income per share from continuing operations of $0.17
•Adjusted EBITDA(1) of $211.1 million and adjusted EBITDA margin of 20.8%, a 82 basis point decrease year-over- year
•Retired and repurchased a total of 1.12 million shares for a total value of $8.4 million
Third Quarter 2026 Operational Highlights
•Expanded retail footprint in Florida to 78 with two new dispensary openings in Port Richey and Riverview bringing the nationwide footprint of operated and managed dispensaries to 188
•Relocated three dispensaries to improved retail locations in Meriden, CT, Fishtown, PA, and Boston, MA
•Added to FTSE Canada All Cap Index, the second index inclusion after the SPX/TSX index addition
•Secured the first two registrations for standardized cannabis preparations in Spain
•Commenced an Original Offer to purchase all of the issued and outstanding common shares of Aurora Cannabis Inc. for consideration consisting of SVS and cash.

(1) Adjusted EBITDA, adjusted gross profit and free cash flow are non-GAAP financial measures, and adjusted EBITDA margin and adjusted gross profit margin are non-GAAP financial ratios, in each case without a standardized definition under U.S. GAAP and which may not be comparable to similar measures used by other issuers. See “Non-GAAP Financial Performance Measures” below for definitions and more information regarding Curaleaf’s use of non-GAAP financial measures and non-GAAP financial ratios. See “Reconciliation of Non-GAAP financial measures” below for a reconciliation of each non-GAAP financial measure used in this press release from the most directly comparable U.S. GAAP financial measure.

Post Third Quarter 2026 Operational Highlights
•Acquired the equity interest in Boone Town Provisions, Curaleaf’s fourth dispensary in New Jersey
•Expanded retail footprint in Florida to 80 with two new dispensary openings in Port Orange and Wellington bringing the nationwide footprint of operated and managed dispensaries to 191; relocated a dispensary to York, Pennsylvania
•Began receiving DEA registrations for medical marijuana dispensaries
•Enhanced the Original Offer to purchase the Aurora shares and increased the consideration. Aurora announced an alternative transaction to merge with Organigram. Curaleaf is evaluating the alternative transaction and its options for continuing to pursue an acquisition of Aurora.

Revenues, net by Segment
($ thousands)

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
Domestic:
Retail revenue	$225,076	$224,378	$211,483
Wholesale revenue	68,637	64,046	60,138
Management fee income	240	271	245
Total revenues, net - Domestic	$293,953	$288,695	$271,866

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
International:
Retail revenue	$17,533	$16,353	$14,151
Wholesale revenue	37,532	31,947	27,761
Management fee income	3,632	3,104	4,078
Total revenues, net - International	$58,697	$51,404	$45,990

	Nine months ended September 30,
	2026	2025
Domestic:
Retail revenue	$664,678	$647,511
Wholesale revenue	194,199	165,167
Management fee income	759	568
Total revenues, net - Domestic	$859,636	$813,246

	Nine months ended September 30,
	2026	2025
International:
Retail revenue	$49,771	$38,139
Wholesale revenue	97,764	76,189
Management fee income	9,809	7,493
Total revenues, net - International	$157,344	$121,821

Balance Sheet and Cash Flow
As of September 30, 2026, the Company had $104.9 million of cash and $636.9 million of outstanding debt, net of unamortized debt discounts and deferred financing fees.
During the nine months ended September 30, 2026, Curaleaf invested $50.0 million in capital expenditures, focused on facility upgrades, automation and selective retail expansion in strategic markets.

Shares Outstanding
The Company’s basic weighted average shares outstanding was 264,882,536 and 254,941,874 for the third quarter of 2026 and 2025, respectively.
The Company’s basic weighted average shares outstanding was 262,168,678 and 252,936,604 for the nine months ended September 30, 2026 and 2025, respectively.

Conference Call Information
The Company will host a conference call and audio webcast for investors and analysts on Tuesday, November 3, 2026 at 5:00 P.M. ET to discuss Q3 2026 earnings results. The call can be accessed by dialing 1-844-512-2926 in North America or internationally at 1-412-317-6300. The conference pin # is 9773371.
A replay of the conference call can be accessed at 1-855-669-9658 in North America or internationally at 1-412-317-0088, using the replay pin # 9965356.
A webcast of the call can be accessed on the investor relations section of the Curaleaf website at ir.curaleaf.com. The teleconference will be available for replay starting at approximately 7:00 P.M. ET on Tuesday, November 3, 2026 and will end at 11:59 P.M. ET on November 10, 2026.

Non-GAAP Financial and Performance Measures
Curaleaf reports its financial results in accordance with U.S. GAAP and also uses certain non-GAAP financial measures and ratios to evaluate performance. These measures, which include “adjusted gross profit,” “adjusted gross profit margin,” “adjusted EBITDA,” “adjusted EBITDA margin,” and “free cash flow from operations,” do not have standardized definitions under U.S. GAAP and may not be comparable to similar measures used by other issuers.
Curaleaf defines these non-GAAP measures as follows:
•Adjusted gross profit: gross profit net of related adjustments.
•Adjusted gross profit margin: adjusted gross profit divided by total revenues, net.
•Adjusted EBITDA: income (loss) before interest, taxes, depreciation and amortization, adjusted for share-based compensation expense and other adjustments related to restructuring costs, adult use campaign and political initiatives, as well as acquisition, transaction and other non-recurring costs.
•Adjusted EBITDA margin: adjusted EBITDA divided by total revenues, net.
•Free cash flow from operations: net cash provided by operating activities from continuing operations, net of purchases and disposals of property, plant and equipment for continuing operations.
Management believes these measures (i) provide investors with additional insight into Curaleaf’s financial strength and underlying performance, (ii) align external reporting with how management evaluates results and (iii) facilitate comparisons with other issuers. These measures should not be considered in isolation from, or as a substitute for, U.S. GAAP results nor should they be considered as indicators of Curaleaf’s future performance. Reconciliations to the most directly comparable U.S. GAAP measures are provided in the accompanying tables.

Reconciliation of Non-GAAP financial measures
Adjusted gross profit from continuing operations
($ thousands)

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
Gross profit from continuing operations	$170,477	$169,914	$160,577
Other adjustments(1)	1,357	850	216
Adjusted gross profit from continuing operations(2)	$171,834	$170,764	$160,793
Adjusted gross profit margin from continuing operations(2)	48.7%	50.2%	50.6%

(1) Other add-backs reflect the impact on cost of goods sold from non-routine severance costs and non-cash inventory adjustments.
(2) Represents a Non-GAAP measure or Non-GAAP ratio. See "Non-GAAP Financial and Performance Measures" section of this press release for definitions and more information regarding Curaleaf's use of Non-GAAP financial measures and Non-GAAP ratios. The table above provides a reconciliation of Gross profit from continuing operations, the most comparable GAAP measure, to Adjusted gross profit from continuing operations, a non-GAAP measure.

Gross profit from continuing operations was $170.5 million in the third quarter of 2026, compared with $160.6 million in the prior-year period. On an adjusted basis, gross profit from continuing operations was $171.8 million compared with $160.8 million in the prior-year period, and adjusted gross profit margin from continuing operations was 48.7%, compared with 50.6% in the prior-year period, a decrease of 186 basis points.

	Nine months ended September 30,
	2026	2025
Gross profit from continuing operations	$497,681	$469,227
Other adjustments(1)	2,082	1,428
Adjusted gross profit from continuing operations(2)	$499,763	$470,655
Adjusted gross profit margin from continuing operations(2)	49.1%	50.3%

(1) Other add-backs reflect the impact on cost of goods sold from non-routine severance costs and non-cash inventory adjustments.
(2) Represents a Non-GAAP measure or Non-GAAP ratio. See "Non-GAAP Financial and Performance Measures" section of this press release for definitions and more information regarding Curaleaf's use of Non-GAAP financial measures and Non-GAAP ratios. The table above provides a reconciliation of Gross profit from continuing operations, the most comparable GAAP measure, to Adjusted gross profit from continuing operations, a non-GAAP measure.

Gross profit from continuing operations was $497.7 million in the nine months ended September 30, 2026, compared with $469.2 million in the prior-year period. On an adjusted basis, gross profit from continuing operations was $499.8 million, compared with $470.7 million in the prior-year period, and adjusted gross profit margin from continuing operations was 49.1%, compared with 50.3% in the prior-year period, a decrease of 123 basis points.

Adjusted EBITDA
($ thousands)

	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025
Net (loss) income	$(32,721)	$12,507	$(56,684)
Net income (loss) from discontinued operations	4,643	31	(2,434)
Net (loss) income from continuing operations	(37,364)	12,476	(54,250)
Interest expense, net	28,271	27,566	25,214
Provision (benefit) for income taxes	14,509	(38,784)	32,833
Depreciation and amortization(1)	51,539	48,612	48,992
Share-based compensation	14,045	10,271	10,294
Loss on impairment	(28)	41	848
Total other income, net	(2,445)	2,923	2,277
Other adjustments(2)	9,050	7,018	5,499
Adjusted EBITDA(3)	$77,577	$70,123	$71,707
Adjusted EBITDA Margin(3)	22.0%	20.6%	22.6%

(1) Depreciation and amortization includes amounts charged to Cost of goods sold on the Statement of Operations.
(2) Other adjustments for the three months ended September 30, 2026 primarily include restructuring costs of $1.7 million, adult use campaign and political initiatives of $1.2 million as well as acquisition, transaction, and other non-recurring costs of $6.2 million. Other adjustments for the three months ended June 30, 2026 primarily include restructuring costs of $0.8 million, adult use campaign and political initiatives of $3.2 million as well as acquisition, transaction, and other non-recurring costs of $3 million. Other adjustments for the three months ended September 30, 2025 primarily include restructuring costs of $0.2 million, as well as acquisition, transaction, and other non-recurring costs of $5.3 million.

(3) Represents a Non-GAAP measure or Non-GAAP ratio. See "Non-GAAP Financial and Performance Measures" section of this press release for definitions and more information regarding Curaleaf's use of Non-GAAP financial measures and Non-GAAP ratios. The table above provides a reconciliation of Net loss, the most comparable GAAP measure, to Adjusted EBITDA, a non-GAAP measure.

Adjusted EBITDA was $77.6 million for the third quarter of 2026, compared to $71.7 million for the third quarter of 2025, and Adjusted EBITDA margin decreased to 22.0%.

	Nine months ended September 30,
	2026	2025
Net income (loss)	$49,569	$(170,536)
Net income (loss) from discontinued operations	4,381	(18,121)
Net income (loss) from continuing operations	45,188	(152,415)
Interest expense, net	81,152	75,842
(Benefit) provision for income taxes	(122,980)	98,328
Depreciation and amortization(1)	148,006	146,985
Share-based compensation	33,980	23,395
Loss on impairment	13	3,334
Total other expense (income), net	4,545	(2,555)
Other adjustments(2)	21,210	12,760
Adjusted EBITDA(3)	$211,114	$205,674
Adjusted EBITDA Margin(3)	20.8%	21.6%

(1) Depreciation and amortization includes amounts charged to Cost of goods sold on the Statement of Operations.
(2) Other adjustments for the nine months ended September 30, 2026 primarily include restructuring costs of $4.0 million, adult use campaign and political initiatives of $5.1 million as well as acquisition, transaction, and other non-recurring costs of $12.1 million. Other adjustments for the nine months ended September 30, 2025 primarily include restructuring costs of $2.2 million, as well as acquisition, transaction, and other non-recurring costs of $10.6 million.

(3) Represents a Non-GAAP measure or Non-GAAP ratio. See "Non-GAAP Financial and Performance Measures" section of this press release for definitions and more information regarding Curaleaf's use of Non-GAAP financial measures and Non-GAAP ratios. The table above provides a reconciliation of Net loss, the most comparable GAAP measure, to Adjusted EBITDA, a non-GAAP measure.

Adjusted EBITDA was $211.1 million in the nine months ended September 30, 2026, compared with $205.7 million in the prior-year period, and Adjusted EBITDA margin 20.8% and 21.6%, respectively.

Free cash flow
($ thousands)

Nine months ended
September 30, 2026
Net cash provided by operating activities from continuing operations	$72,302
Less: Purchases of property, plant and equipment, net of disposals	(49,982)
Free cash flow from continuing operations(1)	$22,320

(1) Represents a Non-GAAP measure or Non-GAAP ratio. See "Non-GAAP Financial and Performance Measures" section of this press release for definitions and more information regarding Curaleaf's use of Non-GAAP financial measures and Non-GAAP ratios. The table above provides a reconciliation of Net cash provided by operating activities from continuing operations, a GAAP measure, to Free cash flow from continuing operations, a non-GAAP measure.

Condensed Consolidated Balance Sheets (Unaudited)
($ thousands)

	As of
	September 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$92,387	$89,213
Restricted cash	12,546	12,360
Other current assets	358,724	347,050
Property, plant and equipment, net	501,055	520,386
Right-of-use assets, finance lease, net	104,558	97,599
Right-of-use assets, operating lease, net	123,925	113,274
Intangible assets, net	940,759	1,011,115
Goodwill	638,287	635,117
Other non-current assets	20,894	19,201
Total assets	$2,793,135	$2,845,315

Liabilities, Temporary equity and Shareholders’ equity
Total current liabilities	$287,815	$294,314
Total non-current liabilities	1,658,295	1,710,720
Redeemable non-controlling interest contingency	—	83,931
Total shareholders’ equity	847,025	756,350
Total liabilities, temporary equity and shareholders’ equity	$2,793,135	$2,845,315

Condensed Consolidated Statements of Operations (Unaudited)
($ thousands, except for share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenues, net:
Retail and wholesale revenues	$348,778	$313,533	$1,006,412	$927,006
Management fee income	3,872	4,323	10,568	8,061
Total revenues, net	352,650	317,856	1,016,980	935,067
Cost of goods sold	182,173	157,279	519,299	465,840
Gross profit	170,477	160,577	497,681	469,227
Operating expenses:
Selling, general and administrative	131,027	118,512	385,574	340,688
Depreciation and amortization	36,507	35,143	104,189	106,005
Total operating expenses	167,534	153,655	489,763	446,693
Income from continuing operations	2,943	6,922	7,918	22,534
Other income (expense):
Interest income	121	151	482	489
Interest expense related to notes payable and deferred consideration liabilities	(18,458)	(14,376)	(51,305)	(43,184)
Interest expense related to lease liabilities and financial obligations	(9,934)	(10,989)	(30,329)	(33,147)
Gain (loss) on impairment	28	(848)	(13)	(3,334)
Other income (expense), net	2,445	(2,277)	(4,545)	2,555
Total other expense, net	(25,798)	(28,339)	(85,710)	(76,621)
Loss before (provision) benefit for income taxes	(22,855)	(21,417)	(77,792)	(54,087)
(Provision) benefit for income taxes	(14,509)	(32,833)	122,980	(98,328)
Net (loss) income from continuing operations	(37,364)	(54,250)	45,188	(152,415)
Net income (loss) from discontinued operations	4,643	(2,434)	4,381	(18,121)
Net (loss) income	(32,721)	(56,684)	49,569	(170,536)
Less: Net income (loss) attributable to non-controlling interest	—	345	(16)	717
Net (loss) income attributable to Curaleaf Holdings, Inc.	$(32,721)	$(57,029)	$49,585	$(171,253)

Per share — basic:
Net (loss) income per share from continuing operations(1)	$(0.14)	$(0.24)	$0.17	$(0.73)
Basic weighted-average common shares outstanding	264,882,536	254,941,874	262,168,678	252,936,604

Per share – diluted(1):
Net (loss) income per share from continuing operations(1)	$(0.14)	$(0.24)	$0.16	$(0.73)
Dilutive weighted-average common shares outstanding(2)	264,882,536	254,941,874	272,094,796	252,936,604

(1) Certain non-controlling interests are redeemable at the option of the holders. Amounts recognized as accretion of redeemable non-controlling interests are recorded directly to shareholders' equity and reduce income available to subordinate voting shareholders in the calculation of earnings per share. The redeemable non-controlling interest was settled during the second quarter of 2026. The excess redemption value included in the EPS calculation for the nine months ended September 30, 2026 relates to accretion recognized through the settlement date.

(2) As a result of the Company’s net loss for the three months ended September 30, 2026 and the three and nine months ended September 30, 2025, all potentially dilutive securities were excluded from the calculation of diluted net loss per share because their effect would have been anti-dilutive. Accordingly, basic and diluted net loss per share are the same for each period presented.

About Curaleaf Holdings
Curaleaf Holdings, Inc. (TSX: CURA) (OTCQX: CURLD) ("Curaleaf") is a leading global provider of consumer products in cannabis with a mission to enhance lives by cultivating, sharing and celebrating the power of the plant. As a high-growth cannabis company known for quality, expertise and reliability, the Company and its brands, including Anthem, Curaleaf, Dark Heart, Find, Four20 Pharma, Grassroots, Green Britannia, Huala, JAMS, Reef and Select, provide industry-leading service, product selection and accessibility across the medical and adult use markets. Curaleaf International is powered by a strong presence in all stages of the supply chain. Its unique distribution network throughout Europe, Canada and Australasia brings together pioneering science and research with cutting-edge cultivation, extraction and production. Curaleaf is listed on the Toronto Stock Exchange under the symbol CURA and trades on the OTCQX market under the symbol CURLD. For more information, please visit https://ir.curaleaf.com.

Curaleaf IR X Account:	https://x.com/Curaleaf_IR

Investor Relations Website:	https://ir.curaleaf.com/

Contact Information:
Investor Contact:
Curaleaf Holdings, Inc.
Camilo Lyon, Chief Investment Officer
ir@curaleaf.com
Media Contact:
MATTIO Communications
MattioCuraleaf@mattio.com

Disclaimer
This press release contains “forward-looking information” and “forward-looking statements” within the meaning of Canadian and U.S. securities laws (together, “forward-looking statements”). Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on management’s current beliefs, expectations or assumptions regarding the future of the Company’s business, future plans and strategies, operational results and other future conditions. In addition, management may make or approve certain statements, in future filings with applicable Canadian regulatory authorities and/or the SEC, in press releases or in presentations by representatives of the Company that are not statements of historical fact and which may also constitute forward-looking statements. All statements, other than statements of historical fact, made by management that address activities, events or developments that management expects or anticipates will or may occur in the future are forward-looking statements, including, but not limited to, statements preceded by, “followed by” or that include words such as “may”, “will”, “would”, “could”, “should”, “believes”, “estimates”, “projects”, “potential”, “expects”, “plans”, “intends”, “anticipates”, “targeted”, “continues”, “forecasts”, “designed”, “goal” or the negative of those words or other similar or comparable words and includes, among others, information regarding: expectations of the effects and potential benefits of any transactions; statements relating to the Company’s business, future activities and developments after the date of this press release, including such things as future business strategy, competitive strengths, goals, expansion and growth. Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as of and at the date they are made and are based on information currently available and current expectations at that time.
Holders of the Company’s securities are cautioned that forward-looking statements are not based on historical facts, but instead are based on reasonable assumptions and management’s estimates at the time they were provided or made and involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, but not limited to, risks and uncertainties relating to: the legality of cannabis in the U.S., including its classification as a controlled substance under the U.S. Federal Controlled Substances Act (the “CSA”); compliance with anti-money laundering laws and regulations; the lack of access to U.S. bankruptcy protections; financing constraints, including limited access to banking and risks associated with raising additional capital; general regulatory and legal restrictions, including limitations imposed by the TSX; potential legal, regulatory or political changes; licensing and ownership limitations; regulatory actions and approvals from the U.S. Food and Drug Administration (“FDA”), including the risk of increased FDA oversight; potential heightened scrutiny by regulators; loss of foreign private issuer status; internal control deficiencies; litigation exposure; higher compliance costs as a public company in both Canada and the U.S.; recent and proposed U.S. cannabis and hemp licensing legislation; environmental risks, including compliance with environmental regulations and unforeseen environmental liabilities; expansion into foreign jurisdictions; future acquisitions or dispositions; dependence on key suppliers and service providers; enforceability of contracts; risks associated with the Company’s SVS, including resale limitations, limited liquidity for U.S. investors, market price volatility as well as significant sales of SVS; reliance on senior management and other key personnel, including challenges in recruiting and retaining such personnel; competitive pressures; risks inherent in agricultural operations; adverse publicity or shifts in consumer perception; product liability and recalls; uncertainty regarding results of future clinical research; reliance on agricultural inputs; limited market data and forecasting uncertainty, including the risk that past performance or financial projections may not be reliable indicators of future results; intellectual property risks; marketing and advertising restrictions; fraudulent or illegal activity by employees, consultants or contractors; labor risks, including potential union activity; information technology failures, cyber-attacks or security breaches; reliance on management services agreements with subsidiaries and affiliates; website accessibility and digital compliance requirements; high bonding and insurance costs; risks associated with leverage and debt management; challenges related to growth and scalability; conflicts of interest; global economic pressures, including tariffs, retaliatory measures and trade disputes; currency exchange fluctuations; risks related to the Company’s business structure and securities, including the Company’s status as a holding company, lack of dividend history, indebtedness and concentrated voting control; limited shareholder rights in corporate affairs; enforcement challenges against directors and officers residing outside Canada; tax risks and those risks described in Part I — Item 1A — Risk Factors in our Annual Report dated August 5, 2026 for the fiscal year ended December 31, 2025, which has been filed on the Company’s SEDAR+ profile at www.sedarplus.ca and on its EDGAR profile at www.sec.gov/edgar/html), and as described from time to time in documents filed by the Company with Canadian securities regulatory authorities.

The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. Although management believes that the expectations reflected in such forward-looking statements are reasonable, management can give no assurance that such expectations will prove to be correct. A number of factors could cause actual events, performance or results to differ materially from what is projected in the forward-looking statements, and undue reliance should not be placed on forward-looking statements contained in this press release. Such forward-looking statements are made as of the date of this press release. Management undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Management’s forward-looking statements are expressly qualified in their entirety by this cautionary statement.

Neither the Toronto Stock Exchange nor its Regulation Service Provider has reviewed and does not accept responsibility for the adequacy or accuracy of the content of this press release.